UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2011

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 Library Street, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Learning Tree International, Inc. (the “Company”) with the Securities and Exchange Commission on March 28, 2011 (the “Original Report”) relating to the voting results of the Company’s 2011 Annual Meeting of Stockholders held on March 23, 2011. This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future “say-on-pay” votes.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Stockholders Meeting, the Company’s stockholders voted, on an advisory basis, that the Company should hold an advisory vote regarding the Company’s executive compensation every year. Consistent with the advisory vote, the Company’s board of directors has approved the Company having an advisory vote on the Company’s executive compensation every year. As a result, the Company expects that a say-on-pay vote will be held each year through 2017, when the next stockholder vote on the frequency of say-on-pay votes is required under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 19, 2011	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Nicholas R. Schacht
Nicholas R. Schacht Chief Executive Officer